Exhibit 99.1
Report of independent auditors

The Board of Directors
Endeavour International Corporation:

We have audited the statement of revenues and direct operating expenses of the oil and gas properties to be purchased by Endeavour International Corporation from Talisman Resources Limited for each of the years in the three-year period ended December 31, 2005. These statements are the responsibility of Endeavour’s management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement, assessing the accounting principles used and significant estimates made by management and evaluating the overall presentation of the statement. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statement was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete financial presentation of the properties described above.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the oil and gas properties to be purchased by Endeavour International Corporation from Talisman Resources Limited for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

Ernst & Young LLP

Aberdeen, Scotland
October 10, 2006

Statement of combined revenues and direct operating expenses of the oil and gas properties to be purchased by
Endeavour International Corporation from
Talisman Resources Limited

	Six Months Ended
	June 30,		Year Ended December 31,
(Amounts in thousands)	2006	2005	2005	2004	2003

	(Unaudited)

Revenues	$101,307	$85,498	$170,358	$91,569	$65,549
Direct Operating Expenses	14,079	12,360	26,072	23,981	21,607

Excess of revenues over direct operating expenses	$87,228	$73,138	$144,286	$67,588	$43,942

The accompanying notes are an integral part of this financial statement.

Notes to statement of combined revenues and
direct operating expenses of the oil and
gas properties to be purchased by
Endeavour International Corporation from
Talisman Resources Limited

Note 1—The Properties

On May 26, 2006, Endeavour International Corporation (“Endeavour”) entered into an agreement with a subsidiary of Talisman Resources Limited to purchase all of the outstanding shares of Talisman Expro Limited (“Talisman”) for US $414 million resulting in the purchase of interests in various oil and gas producing properties in the U.K. North Sea (the “Acquisition Assets”), subject to normal closing adjustments, with an economic effective date of January 1, 2006. The transaction is expected to close by the end of 2006.

Note 2—Basis for Presentation

During the periods presented, the Acquisition Assets were not accounted for or operated as a separate division by Talisman. Certain costs, such as depreciation, depletion and amortization (“DD&A”), interest, accretion, general and administrative expenses (“G&A”), and corporate income taxes were not allocated to all the individual properties. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances.

Revenues and direct operating expenses included in the accompanying statement represent Endeavour’s net working interest in the properties acquired for the periods prior to the respective closing dates and are presented on the accrual basis of accounting.

Oil and gas revenues are recognized when production is sold to a purchaser at a fixed or determinable price, when delivery occurs and title transfers.

Direct operating expenses include all costs associated with lifting, field processing and transportation and direct overhead. No costs for general corporate activities have been included. Omitted expenses include DD&A, interest expense, accretion, G&A and income taxes. Endeavour is unable to quantify the omitted expenses for the following reasons: DD&A is dependent upon historical information that is not available including historical cost and prior depletion rates. DD&A is not allocated to all the individual properties. Interest expense, G&A and income taxes are dependent on historical costs, financing structure and general overhead burdens. Quantifying a portion of the omitted expenses would require allocations not previously performed by Talisman in an effort to determine the direct charges for these properties.

The financial statements presented are not necessarily indicative of the results of operations of the acquired properties going forward for the following reasons.

Historical costs such as DD&A, interest expense, accretion, G&A, and income taxes have not been presented and would not have been reflective of costs going forward. These allocations and calculations in the future will be based on the purchase price paid for the acquired properties and are also closely tied to the Company’s financing choices, overhead structure, future capital development and the full-cost accounting method.

Note 3—Capital expenditures

Capital expenditures for the Acquisition Assets were $1,931,000, $32,901,000 and $25,892,000 for the years ended December 31, 2005, 2004 and 2003, respectively. The excess of revenues over direct operating expenses was sufficient to fund capital expenditures.

Note 4—Supplemental Information Regarding Proved Oil and Gas Reserves (Unaudited)

Supplemental oil and natural gas reserve information related to the Acquisition Assets is presented in accordance with the requirements of Statement of Financial Accounting Standards No. 69, Disclosures about Oil and Gas Producing Activities (“FAS 69”). There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

	Year Ended December 31,
	2005	2004	2003

Liquids (Mbbls)
Balance at January 1	7,827	10,162	12,513
Production	(2,111)	(2,335)	(2,351)

Balance at December 31	5,716	7,827	10,162

Gas (MMcf)
Balance at January 1	29,359	31,262	31,674
Production	(9,286)	(1,903)	(412)

Balance at December 31	20,073	29,359	31,262

Proved developed reserves at December 31,
Liquids (Mbbls)	4,816	6,927	9,262
Gas (MMcf)	17,766	27,053	28,956

Future oil and gas sales and production and development costs have been estimated using prices and costs in effect at the end of the years indicated. Future cash inflows were reduced by estimated future development, abandonment and production costs based on period-end costs. No deductions were made for general overhead, depletion, depreciation, and amortization, or any indirect costs. All cash flow amounts are discounted at 10%.

Changes in the demand for oil and natural gas, inflation, and other factors make such estimates inherently imprecise and subject to substantial revision. This table should not be construed to be an estimate of the current market value of the company’s proved reserves.

The estimated standardized measure of discounted future net cash flows relating to proved reserves at December 31, 2005, 2004 and 2003 is shown below.

	December 31,
(Amounts in thousands)	2005	2004	2003

Future cash inflows	$548,293	$441,213	$411,165
Future production costs	(77,956)	(104,028)	(128,009)
Future development costs	(39,123)	(41,379)	(53,417)
Future income taxes	(200,402)	(151,437)	(129,164)

Future net cash flows	230,812	144,369	100,575
10% annual discount	27,663	15,688	11,685

Standardized measure of discounted future net cash flows relating to proved reserves	$203,149	$128,681	$88,890

An analysis of the sources of changes in the standardized measure of discounted future net cash flows relating to proved reserves on the pricing basis described above for the years ended December 31, 2005, 2004 and 2003 is shown below.

	Year Ended December 31,
(Amounts in thousands)	2005	2004	2003

Balance, beginning of year	$128,681	$88,890	$58,816
Increase (decrease) in future net discounted cash flows: Sales of production, net of production costs	(144,286)	(67,588)	(43,942)
Net changes in prices and future production costs	244,186	108,402	57,340
Net changes in future development costs, production, timing and other	(10,958)	(13,512)	(13,108)
Previously estimated development costs incurred during the period	2,256	12,038	24,913
Accretion of discount	26,366	20,305	16,052
Net change in income taxes	(43,096)	(19,854)	(11,181)

Balance at the end of the year	$203,149	$128,681	$88,890